electroCore Announces Third Quarter 2024 Financial Results

Record quarterly revenues driven by 75% YoY growth of Rx gammaCore™ in the VA/DoD and 147% increase in Truvaga™ sales

 Company to host a conference call and webcast today, November 13, 2024 at 4:30 p.m. EST

ROCKAWAY, NJ, November 13, 2024 (GLOBE NEWSWIRE) – electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company and wellness company, today announced third quarter 2024 financial results.

Recent Highlights

•	Eighth consecutive record quarterly revenue of $6.6 million, an increase of 45% over third quarter 2023
•	Year to date, revenue of $18.1 million; an increase of 67% over the first nine months of 2023
•	Sales of Rx gammaCore™ and Truvaga™ before variable TAC-STIM™ sales increased 63% over the third quarter 2023
•	Net loss of $2.5 million, a reduction of 38% over third quarter 2023
•	Net cash used in operating activities through the nine months ended September 30, 2024 of $5.7 million, a decrease of 51% over the nine months ended September 30, 2023.

“Demand for our Rx gammaCore™ and Truvaga™ solutions continue to drive robust growth,” commented Dan Goldberger, Chief Executive Officer of electroCore. “Outside of TAC-STIM sales which are inherently variable and incremental to our operations, our business continues showing consistent growth on a quarterly and year to date basis.  As we continue to scale, we will generate incremental revenues that will benefit from operating leverage helping us to reach positive cash flow and ultimately drive earnings.”

Third Quarter 2024 Financial Results

For the quarter ended September 30, 2024, electroCore reported net sales of $6.6 million compared to $4.5 million during the same period of 2023, which represents an approximate 45% increase over the prior year. The increase of $2.0 million is primarily due to an increase in net sales across Rx gammaCore and Truvaga channels.

(in thousands)	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
Channel	2024	2023		2024	2023
Rx gammaCore™ – VA/DoD	$4,777	$2,737	75%	$13,224	$6,523	103%
Rx gammaCore – U.S. Commercial	441	439	—	1,350	1,314	3%
Outside the United States	485	465	4%	1,398	1,299	8%
Truvaga™	657	266	147%	1,614	703	130%
Total Before TAC-STIM™	6,360	3,907	63%	17,586	9,839	79%
TAC-STIM	194	601	-68%	550	1,000	-45%
Total Revenue	$6,554	$4,508	45%	$18,136	$10,839	67%

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Gross profit for the third quarter of 2024 was $5.5 million as compared to $3.8 million for the third quarter of 2023. Gross margin was 84% for the third quarter of 2024 as compared to 85% in the third quarter of 2023.

Total operating expenses in the third quarter of 2024 were approximately $8.1 million as compared to $8.0 million in the third quarter of 2023.

Research and development expense in the third quarter of 2024 was $0.5 million as compared to $1.2 million in the third quarter of 2023. This decrease was primarily due to a significant reduction in investments associated with the development of Truvaga Plus.

Selling, general and administrative expense in the third quarter of 2024 was $7.6 million as compared to $6.7 million in the third quarter of 2023. This increase was primarily due to greater variable selling and marketing costs consistent with an increase in sales and recognition of lease expense associated with the expansion of the Company's facility in Rockaway, New Jersey.

GAAP net loss in the third quarter of 2024 was $2.5 million compared to $4.0 million in the third quarter of 2023. This significant improvement was primarily due to the increase in net sales to $6.6 million for the third quarter of 2024 as compared to $4.5 million during the same period in 2023. Net loss per share in the third quarter of 2024 was $0.31 as compared to a $0.68 net loss per share in the third quarter of 2023.

Adjusted EBITDA net loss in the third quarter of 2024 was $2.1 million as compared to adjusted EBITDA net loss of $3.0 million in the third quarter of 2023. These improved results are also primarily due to the increase in third quarter of 2024 net sales as compared to the same period in 2023.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusted to exclude non-operating gains/losses, depreciation and amortization, stock-compensation expense, inventory reserve charges, severance and other related charges, legal fees associated with stockholders’ litigation, and benefit from income taxes. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

Cash, cash equivalents, marketable securities and restricted cash at September 30, 2024 totaled approximately $13.2 million, as compared to approximately $10.6 million as of December 31, 2023.

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Webcast and Conference Call Information

electroCore’s management team will host a conference call today, November 13, 2024, beginning at 4:30 PM EST. Investors interested in listening to the conference call, or webcast may dial 877-407-8835 for domestic callers or 201-689-8779 for international callers, using Conference ID: 13744121, or click through the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qH6ud5sW

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine and wellness company dedicated to improving health through its non-invasive vagus nerve stimulation (“nVNS”) technology platform. Our focus is the commercialization of medical devices for the management and treatment of certain medical conditions and consumer product offerings utilizing nVNS to promote general wellbeing and human performance in the United States and select overseas markets.

For more information, visit www.electrocore.com.

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Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its prescription gammaCore product, general wellness Truvaga and TAC-STIM products, and other potential new products and markets, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore, TAC-STIM, and Truvaga, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com

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electroCore, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$6,554	$4,508	$18,136	$10,839
Cost of goods sold	1,065	661	2,791	1,704
Gross profit	5,489	3,847	15,345	9,135
Gross profit margin	84%	85%	85%	84%
Operating expenses
Research and development	521	1,249	1,555	4,213
Selling, general and administrative	7,619	6,724	22,881	20,233
Total operating expenses	8,140	7,973	24,436	24,446
Loss from operations	(2,651)	(4,126)	(9,091)	(15,311)
Other (income) expense
Interest and other income	(159)	(94)	(439)	(298)
Other expense	5	—	128	—
Total Other expense (income)	(154)	(94)	(311)	(298)
Loss before income taxes	(2,497)	(4,032)	(8,780)	(15,013)
Benefit from income taxes	—	—	122	211
Net loss	$(2,497)	$(4,032)	$(8,658)	$(14,802)
Net loss per share of common stock - Basic and Diluted	$(0.31)	$(0.68)	$(1.19)	$(2.87)
Weighted average common shares outstanding - Basic and Diluted	8,093	5,945	7,255	5,149

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electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$4,929	$10,331
Restricted cash	$250	$250
Marketable securities	$8,018	$—
Total assets	$21,045	$16,102
Current liabilities	$7,912	$8,123
Total liabilities	$11,590	$8,660
Total stockholders' equity	$9,455	$7,442

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(Unaudited) Use of Non-GAAP Financial Measure

The Company is presenting adjusted EBITDA net loss because it believes this measure is a useful indicator of its operating performance. Management uses this non-GAAP measure principally as a measure of the Company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the Company’s industry. The Company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the Company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by gains and charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusting to exclude non-operating gains/losses, depreciation and amortization, stock-compensation expense, inventory reserve charges, severance and other related charges, legal fees associated with stockholders’ litigation, and benefit from income taxes. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss is provided in the financial statement table below.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
GAAP net loss	$(2,497)	$(4,032)	$(8,658)	$(14,802)
Depreciation and amortization	185	291	592	735
Stock-based compensation	400	543	1,356	1,298
Inventory reserve charge	—	193	—	258
Severance and other related charges	—	113	—	445
Legal fees associated with stockholders' litigation	2	7	73	42
Interest and other (income) expense	(154)	(94)	(311)	(298)
Benefit from income taxes	—	—	(122)	(211)
Adjusted EBITDA net loss	$(2,064)	$(2,979)	$(7,070)	$(12,533)

The Company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: (i) the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (iii) the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and (iv) the non-GAAP measure does not reflect changes in, or cash requirements for working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, effectively reducing its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.

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